Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No.333-282352) on Form S-8 of our report dated March 20, 2025, with respect to the consolidated financial statements of BioAge Labs, Inc.

/s/ KPMG LLP

San Francisco, California
March 20, 2025